UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  August 14, 2009

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 33-3526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On August 14, 2009, Tanger Factory Outlet Centers, Inc. (the “Company”) announced that it has completed a public offering of 3,450,000 common shares at a price of $35.50 per share (the “Offering”), including 450,000 common shares issued and sold upon the full exercise of the underwriters’ overallotment option.  BofA Merrill Lynch and Goldman, Sachs & Co. served as the joint book-running managers.

The net proceeds to the company from the offering, after deducting underwriting commissions and discounts and estimated offering expenses, were approximately $116.8 million.  The Company used the net proceeds from the offering to repay borrowings under its unsecured lines of credit and for general corporate purposes.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.

Item 7.01	Regulation FD Disclosure

On August 14, 2009, the Company issued a press release announcing the completion of the Offering, a copy of which is furnished as Exhibit 99.1.  Solely as a result of the equity offering, the Company has updated it 2009 funds from operations (“FFO”) guidance to $2.45 to $2.51 per diluted share from $2.54 to $2.60 per diluted share and its net income guidance to $1.22 to $1.28 from $1.27 to $1.33 per diluted share.  The Company’s earnings estimates do not include the impact of any potential gains on the sale of land parcels or the impact of any potential sales or acquisitions of properties.

The information contained in Section 7.01 of this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specified otherwise.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are included with this Report:

Exhibit 1.1
Underwriting Agreement dated August 11, 2009 by and among Tanger Factory Outlet Centers, Inc., Tanger Properties Limited Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several Underwriters named on Schedule I therein.

Exhibit 1.2	Fifth Amendment to Registration Rights Agreement among the Company, the Tanger Family Limited Partnership and Stanley K. Tanger dated August 10, 2009.

Exhibit 5.1	Opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A.

Exhibit 99.1	Press release announcing the completion of a public offering of 3,450,000 common shares dated August 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 14, 2009

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello Jr.
             Frank C. Marchisello, Jr.
 Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
           Frank C. Marchisello, Jr.
           Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 1.1
Underwriting Agreement dated August 11, 2009 by and among Tanger Factory Outlet Centers, Inc., Tanger Properties Limited Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several Underwriters named on Schedule I therein.

Exhibit 1.2	Fifth Amendment to Registration Rights Agreement among the Company, the Tanger Family Limited Partnership and Stanley K. Tanger dated August 10, 2009.

Exhibit 5.1	Opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A.

Exhibit 99.1	Press release announcing the completion of a public offering of 3,450,000 common shares dated August 14, 2009.